Exhibit 10.1

Execution Version

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Dhiren R. Fonseca (“Employee”) and Expedia, Inc., a Washington corporation (the “Company”), and is effective as of March 30, 2012 (the “Effective Date”).

WHEREAS, the Company and Employee previously entered into an Employment Agreement, along with Standard Terms and Conditions attached thereto, effective June 11, 2011 (the “Prior Agreement”) that sets forth the terms and conditions of Employee’s employment as Co-President, Partner Services Group with the Company;

WHEREAS, pursuant to Section 7 of the Standard Terms and Conditions of the Prior Agreement, the Prior Agreement may be modified by a written agreement executed by each of Employee and the Company;

WHEREAS, the Company and the Employee desire to establish their agreement with respect to Employee’s services, in the modified capacity described below, on the modified terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such modified terms and conditions; and

WHEREAS, Employee acknowledges and agrees that the negotiation of this Agreement does not constitute grounds for “Good Reason” under the Prior Agreement and Employee also acknowledges and agrees that neither the execution of this Agreement, nor any change to his duties or other contractual terms by entering into this Agreement, shall constitute grounds for “Good Reason” under the Prior Agreement, or give rise to any benefits payable thereon.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1A. EMPLOYMENT. The Company agrees to employ the Employee as Chief Commercial Officer. Employee shall also remain as an officer of the Company’s parent corporation, Expedia, Inc. (Delaware). During Employee’s employment with the Company, Employee shall do and perform all services required by the Company, including, but not limited to, the transition of strategic accounts and assistance with the contemplated restructuring of the Partner Services Group (“PSG”). During Employee’s employment with the Company, Employee shall report directly to Dara Khosrowshahi, the Chief Executive Officer of the Company (“Reporting Officer”). Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Reporting Officer, to the extent consistent with Employee’s position and status. Employee agrees to perform the duties of Employee’s position in accordance with the Company’s policies as in effect from time to time. Employee’s principal place of employment shall be the Company’s offices located in Bellevue, Washington.

2A. TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall continue for a period of one year. The period beginning on the date hereof and ending on the one-year anniversary hereof shall be referred to hereinafter as the “Term.”

Notwithstanding anything to the contrary in this Section 2A, Employee’s employment hereunder may be terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto.

3A. COMPENSATION.

(a) BASE SALARY. During the Term, the Company shall pay Employee an annual base salary of $425,000 (the “Base Salary”), payable in equal biweekly installments or in accordance with the Company’s payroll practice as in effect from time to time. For all purposes under this Agreement, the term “Base Salary” shall refer to Base Salary as in effect from time to time.

(b) DISCRETIONARY BONUS. During the Term, Employee shall be eligible to receive discretionary annual bonuses. For purposes of the foregoing, Employee’s annual target bonus shall be 75% of Employee’s Base Salary earned for that year (the “Target Bonus Percentage”). Any such bonus shall be paid at the same time that bonuses generally are paid by the Company, currently scheduled to be no later than March 15 for the preceding calendar year (unless Employee has elected to defer receipt of such bonus pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended).

(c) BENEFITS. From the Effective Date through the date of termination of Employee’s employment with the Company for any reason, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company on the same basis as that provided to similarly situated employees of the Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

(i) Reimbursement for Business Expenses. During the Term, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee’s duties for the Company, on the same basis as similarly situated employees and in accordance with the Company’s policies as in effect from time to time, but in no event shall reimbursement occur after the end of the subsequent calendar year.

(ii) Vacation. During the Term, Employee shall be entitled to paid vacation, in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated employees of the Company generally.

(d) SPECIAL PERFORMANCE-BASED BONUS. The Employee shall remain eligible to participate in a special performance-based bonus compensation program, which will (a) provide for a bonus that is incremental to Employee’s other compensation and (b) be payable (less any prior partial payments under the program), within 30 days following completion of the milestone set forth in the PSG Leadership Special Bonus Program.

4A. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

If to the Company:	333 108th Avenue NE
Bellevue, WA 98004
Attention: General Counsel

If to Employee:	At the most recent address on record for Employee at the Company

Either party may change such party’s address for notices by notice duly given pursuant hereto.

5A. GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Washington without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in Washington, or, if not maintainable therein, then in an appropriate Washington state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6A. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement. References to “this Agreement” or the use of the term “hereof” shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement as of the Effective Date.

EXPEDIA, INC.

/s/ Bob Dzielak
By:	Bob Dzielak
Title:	SVP/Legal

Dated: March 30, 2012

/s/ Dhiren R. Fonseca
Dhiren R. Fonseca

Dated: March 30, 2012

STANDARD TERMS AND CONDITIONS

1.	TERMINATION OF EMPLOYEE’S EMPLOYMENT.

(a) DEATH. In the event Employee’s employment hereunder is terminated by reason of Employee’s death, the Company shall pay Employee’s designated beneficiary or beneficiaries, within 30 days of Employee’s death in a lump sum in cash, (i) Employee’s Base Salary through the end of the month in which death occurs and (ii) any Accrued Obligations (as defined in Section 1(i) below).

(b) DISABILITY. If, as a result of Employee’s incapacity due to physical or mental illness (“Disability”), Employee shall have been absent from the full-time performance of Employee’s duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 4A of the attached Employment Agreement), Employee shall not have returned to the full-time performance of Employee’s duties, Employee’s employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee’s duties with the Company due to Disability, the Company shall continue to pay Employee’s Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company. Upon termination of Employee’s employment due to Disability, the Company shall pay Employee within 30 days of such termination (i) Employee’s Base Salary through the end of the month in which termination occurs in equal biweekly installments, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company; and (ii) any Accrued Obligations (as defined in Section 1(i) below).

(c) TERMINATION FOR CAUSE. The Company may terminate Employee’s employment under this Agreement with or without Cause at any time prior to the expiration of the Term. As used herein, “Cause” shall mean: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; provided, however, that after indictment, the Company may suspend Employee from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 hereof; (iv) the willful or gross neglect by Employee of the material duties required by this Agreement; or (v) a material violation by Employee of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the case of the conduct described in clauses (iv) or (v) above, if curable, is not cured by Employee within 30 days after Employee is provided with written notice thereof. Upon (A) the termination of Employee’s employment by the Company for Cause or (B) Employee’s resignation prior to the expiration of the Term, the Company shall have no further obligation hereunder, except for the payment of any Accrued Obligations (as defined in Section 1(i) below).

(d) RESIGNATION BY EMPLOYEE FOR GOOD REASON. Upon Employee’s resignation for Good Reason at any time prior to the expiration of the Term, then (i) the Company shall pay Employee his Base Salary, less applicable tax withholdings, payable in equal biweekly installments for a period of 18-months following the date of Employee’s termination (such period, the “Salary Continuation Period” and such payments, the “Cash Severance Payments”); (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in Section 1(i) below); (iii) the Company shall pay in cash to Employee (within 10 business days of each applicable monthly period) for each month between the date of termination and the end of the Salary Continuation Period an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Employee and Employee’s eligible dependents to the extent such coverage is then in place; (iv) any compensation awards of Employee based on, or in the form of, Company equity (e.g. restricted stock, restricted stock units, stock options or similar instruments) (“Equity Awards”) that are outstanding and unvested at the time of such termination but which would, but for a termination of employment, have vested during the twelve months following such termination without regard to a lapse of the Term of the Agreement (such period, the “Equity Acceleration Period”) shall vest as of the date of such termination of employment; provided that any outstanding award with a vesting schedule that would, but for a termination of employment, have resulted in a smaller percentage (or none) of the award being vested through the end of such Equity Acceleration Period than if it vested annually pro rata over its vesting period shall, for purposes of this provision, be treated as though it vested annually pro rata over its vesting period (e.g., if 100 restricted stock units (“RSUs”) were granted 2.7 years prior to the date of the termination and vested pro rata on each of the first five anniversaries of the grant date and 100 RSUs were granted 1.7 years prior to the date of termination and vested on the fifth anniversary of the grant date, then on the date of termination 20 RSUs from the first award and 40 RSUs from the second award would vest); provided further that any amount that would vest under this provision but for the fact that outstanding performance conditions have not been satisfied shall vest only if, and at such point as, such performance conditions are satisfied; and provided further that if any Equity Awards made subsequent to the Effective Date of this Agreement specifies a more favorable post-termination vesting schedule for such equity, the terms of the award agreement for such Equity Award shall govern; (v) any then vested options of Employee (including options vesting as a result of (iv) above) to purchase Company equity, shall remain exercisable through the date that is 18 months following the date of such termination or, if earlier, through the scheduled expiration date of such options, and this right to exercise options shall survive Employee’s death, if his death should occur during these same timeframes; and (vi) the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which the termination of employment occurs, any such payment to be paid (if at all) based on actual performance during the year in which termination has occurred and based on the number of days of employment during such year relative to 365 days (payable in a lump sum at the time such annual bonus would otherwise have been paid).

“Good Reason” shall mean the occurrence of any of the following without Employee’s prior consent: (A) the Company’s material breach of any material provision of this Agreement, (B) the material reduction in Employee’s duties, including any change in the reporting structure of the Employee, (C) the material reduction in Employee’s Base Salary, or (D) the relocation of Employee’s principal place of employment more than 50 miles outside the Seattle metropolitan area, unless, in each case, Employee has approved of such relocations; provided that in no event shall Employee’s resignation be for “Good Reason” unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and Employee provides the Company with written notice thereof within 30 days, after the Employee has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Employee believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within 30 days after receipt of such notice, and (z) the Employee resigns within 90 days after the expiration of the period referred to in clause (y) above.

The payment to Employee of the severance pay or benefits described in Section 1(d) (other than any Accrued Obligations) is contingent upon Employee signing and not revoking a separation and release of the Company and its affiliates in a form substantially similar to that attached as Exhibit A (the “Release”), subject to modifications by the Company to comply with applicable law, the mitigation and offset provisions in Section 1(g), and Employee’s compliance with the restrictive covenants set forth in Section 2. The Release must become effective no later than sixty (60) days following Employee’s employment termination date or such earlier date required by the Release (such deadline, the “Release Deadline”). If the Release does not become effective by the Release Deadline, Employee will forfeit any rights to severance. In no event will severance payments or benefits (other than any Accrued Obligations) be paid or provided until the Release becomes effective and irrevocable. Upon the Release becoming effective and irrevocable, any payments delayed from the date Employee terminates employment through the effective date of the Release will be payable in a lump sum without interest as soon as administratively practicable after the Release Deadline and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit. In the event the termination occurs at a time during the calendar year where the Release could become effective in the calendar year following the calendar year in which Employee’s termination occurs, then any severance payments or benefits that would be considered Deferred Payments (as defined below) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or, if later, (i) the Release Deadline, (ii) such time as required by the payment schedule provided above that is applicable to each payment or benefit, or (iii) the Delayed Initial Payment Date (as defined below). Employee acknowledges and agrees that the Company’s payment of severance pay and benefits (except Accrued Obligations) constitutes good and valuable consideration for such Release.

(e) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE. If Employee’s employment is terminated by the Company for any reason other than Employee’s death or Disability, for Cause, or expiration of the Term, then (i) the Company shall pay Employee his Base Salary, less applicable tax withholdings, payable in equal biweekly installments for a period of 18-months following the date of Employee’s termination (such period, the “Salary Continuation Period” and such payments, the “Cash Severance Payments”); (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in Section 1(i) below); (iii) the Company shall pay in cash to Employee (within 10 business days of each applicable monthly period) for each month between the date of termination and the end of the Salary Continuation Period an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Employee and Employee’s eligible dependents to the extent such coverage is then in place; (iv) any compensation awards of Employee based on, or in the form of, Company equity (e.g. restricted stock, restricted stock units, stock options or similar instruments) (“Equity Awards”) that are outstanding and unvested at the time of such termination but which would, but for a termination of employment, have vested during the twelve months following such termination without regard to a lapse of the Term of the Agreement (such period, the “Equity Acceleration

Period”) shall vest as of the date of such termination of employment; provided that any outstanding award with a vesting schedule that would, but for a termination of employment, have resulted in a smaller percentage (or none) of the award being vested through the end of such Equity Acceleration Period than if it vested annually pro rata over its vesting period shall, for purposes of this provision, be treated as though it vested annually pro rata over its vesting period (e.g., if 100 RSUs were granted 2.7 years prior to the date of the termination and vested pro rata on each of the first five anniversaries of the grant date and 100 RSUs were granted 1.7 years prior to the date of termination and vested on the fifth anniversary of the grant date, then on the date of termination 20 RSUs from the first award and 40 RSUs from the second award would vest); provided further that any amount that would vest under this provision but for the fact that outstanding performance conditions have not been satisfied shall vest only if, and at such point as, such performance conditions are satisfied; and provided further that if any Equity Award made subsequent to the Effective Date of this Agreement specifies a more favorable post-termination vesting schedule, the terms of the award agreement for such Equity Award shall govern; (v) any then vested options of Employee (including options vesting as a result of (iv) above) to purchase Company equity, shall remain exercisable through the date that is 18 months following the date of such termination or, if earlier, through the scheduled expiration date of such options, and this right to exercise options shall survive Employee’s death, if his death should occur during these same timeframes; and (vi) the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which the termination of employment occurs, any such payment to be paid (if at all) based on actual performance during the year in which termination has occurred and based on the number of days of employment during such year relative to 365 days (payable in a lump sum at the time such annual bonus would otherwise have been paid.

(f) TERMINATION DUE TO EXPIRATION OF THE TERM. Upon termination of Employee’s employment due to the expiration of the Term (which, for the avoidance of doubt, is not a termination other than for Cause for purposes of this Agreement), then (i) the Company shall pay Employee his Base Salary, less applicable tax withholdings, payable in equal biweekly installments for a period of 18-months following the date of Employee’s termination (such period, the “Salary Continuation Period” and such payments, the “Cash Severance Payments”); (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in Section 1(i) below); (iii) the Company shall pay in cash to Employee (within 10 business days of each applicable monthly period) for each month between the date of termination and the end of the Salary Continuation Period an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Employee and Employee’s eligible dependents to the extent such coverage is then in place; (iv) any compensation awards of Employee based on, or in the form of, Company equity that were granted prior to February 15, 2012 (e.g. restricted stock, restricted stock units, stock options or similar instruments granted prior to February 15, 2012) (“Equity Awards”) and that are outstanding and unvested at the time of such termination but which would, but for a termination of employment, have vested during the twelve months following such termination (such period, the “Equity Acceleration Period”) shall vest as of the date of such termination of employment; provided that any outstanding award with a vesting schedule that would, but for a termination of employment, have resulted in a smaller percentage (or none) of the award being vested through the end of such Equity Acceleration Period than if it vested annually pro rata over its vesting period shall, for purposes of this provision, be treated as though it vested annually pro rata over its vesting period (e.g., if 100 RSUs were granted 2.7 years prior to the date of the termination and vested pro rata on each of the first five anniversaries of the grant date and 100 RSUs were granted 1.7 years prior to the date of termination and vested on the fifth anniversary of the grant date, then on the date of termination 20 RSUs from the first award and 40 RSUs from the second award would vest); provided further that any amount that would vest under this provision but for the fact that outstanding performance conditions have not been satisfied shall vest only if, and at such point as, such performance conditions are satisfied; and provided further that if any Equity Award made subsequent to the Effective Date of this Agreement specifies a more favorable post-termination vesting schedule, the terms of the award agreement for such Equity Award shall govern; (v) any then vested options of Employee (including options vesting as a result of (iv) above) to purchase Company equity, shall remain exercisable through the date that is 18 months following the date of such termination or, if earlier, through the scheduled expiration date of such options, and this right to exercise options shall survive Employee’s death, if his death should occur during these same timeframes; and (vi) the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which the termination of employment occurs, any such payment to be paid (if at all) based on actual performance during the year in which termination has occurred and based on the number of days of employment during such year relative to 365 days (payable in a lump sum at the time such annual bonus would otherwise have been paid.

Notwithstanding the preceding provisions of Section 1(d), Section 1(e) or this Section 1(f), in the event that Employee is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, including any regulations and guidance issued thereunder (“Section 409A”)) on the date of termination of Employee’s employment with the Company and the cash severance payments and benefits to be paid within the first six months following such date (the “Initial Payment Period”) (such sum, the “409A Payments”) exceed the amount referenced in Treas. Regs. Section 1.409A-1(b)(9)(iii)(A) (the “Limit”), then (1) any portion of the 409A Payments that is a “short-term deferral” within the meaning of Treas. Regs. Section 1.409A-1(b)(4)(i) shall be paid at the times set forth in Section 1(d), (2) any portion of the 409A Payments (in addition to the amounts contemplated by the immediately preceding clause (1)) that is payable during the Initial Payment Period that does not exceed the Limit shall be paid at the times set forth in Sections 1(d), (e) or (f), as applicable, (3) any portion of the 409A Payments that exceeds the Limit and is not a “short-term deferral” (and would have been payable during the Initial Payment Period but for the Limit) (the “Deferred Payments”) shall be paid, with Interest, on the first business day of the first calendar month that begins after the six-month anniversary of Employee’s “separation from service” (within the meaning of Section 409A of the Code) (the “Delayed Initial Payment Date”), and (4) any portion of the 409A Payments that is payable after the Initial Payment Period shall be paid at the times set for the in Section 1(d), (e) or (f), as applicable. For purposes of this Agreement, “Interest” shall mean interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code, from the date on which payments would otherwise have been made but for any required delay through the date of payment.

(g) The payment to Employee of the severance pay or benefits described in Section 1(e) and (f) (other than any Accrued Obligations) is contingent upon Employee signing and not revoking a Release, subject to modifications by the Company to comply with applicable law, the mitigation and offset provisions in Section 1(h) and Employee’s compliance with the restrictive covenants set forth in Section 2. The Release must become effective by the Release Deadline. If the Release does not become effective by the Release Deadline, Employee will forfeit any rights to severance. In no event will severance payments or benefits (other than any Accrued Obligations) be paid or provided until the Release becomes effective and irrevocable. Upon the Release becoming effective and irrevocable, any payments delayed from the date Employee terminates employment through the effective date of the Release will be payable in a lump sum without interest as soon as administratively practicable after the Release Deadline and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit. In the event the termination occurs at a time during the calendar year where the Release could become effective in the calendar year following the calendar year in which Employee’s termination occurs, then any severance payments or benefits that would be considered Deferred Payments will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or, if later, (i) the Release Deadline, (ii) such time as required by the payment schedule provided above that is applicable to each payment or benefit, or (iii) the Delayed Initial Payment Date. Employee acknowledges and agrees that the Company’s payment of severance pay and benefits (except Accrued Obligations) constitutes good and valuable consideration for such Release.

(h) MITIGATION; OFFSET. In the event of termination of Employee’s employment prior to the end of the Term, Employee shall use Reasonable Efforts to seek other executive-level employment in order to mitigate the Cash Severance Payments payable under paragraph 1(d), (e) or 1(f) (except Accrued Obligations). “Reasonable Efforts” shall mean the efforts that would reasonably be expected to be taken by a reasonable person seeking executive-level employment. If Employee obtains other employment during the Severance Period, the amount of any Cash Severance Payments provided to Employee under paragraph 1(d), (e) or (f) hereof (except Accrued Obligations) which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with another employer during the Severance Period. For clarity, no amounts greater than the Cash Severance Payments provided to Employee under Section 1(d), (e) or (f) hereof need be refunded. In addition, all future Cash Severance Payments payable by the Company under paragraph 1(d), (e) or (f)) to Employee during the Severance Period shall be offset by the amount earned by Employee from another employer. For purposes of this paragraph 1(h), Employee shall have an obligation to inform the Company regarding Employee’s employment status and corresponding compensation following termination and during the period encompassing the Term (including, without limitation, the Severance Period).

(i) ACCRUED OBLIGATIONS. As used in this Agreement, “Accrued Obligations” shall mean the sum of (i) any portion of Employee’s accrued but unpaid Base Salary through the date of death or termination of employment for any reason, as the case may be; and (ii) any compensation previously earned by Employee (together with any interest or earnings thereon) that has not yet been paid and that is not otherwise paid at a later date pursuant to any deferred compensation arrangement of the Company to which Employee is a party, if any (provided, that any election made by Employee pursuant to any deferred compensation arrangement that is subject to Section 409A of the Code regarding the schedule for payment of such deferred compensation shall prevail over this Section 1(i) to the extent inconsistent herewith).

(j) SECTION 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, including any regulations and guidance issued thereunder (“Section 409A”), to the extent Section 409A is applicable to this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered by the Company in a manner consistent with such intention and to avoid the pre-distribution inclusion in income of amounts deferred under this Agreement and the imposition of any additional tax or interest with respect thereto. Without limiting the generality of the foregoing, to the extent required in order to comply with Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following the date of termination of the Employee’s employment shall instead be paid on the first business day after the date that is six months following the Employee’s “separation from service” within the meaning of Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

2.	CONFIDENTIAL INFORMATION; DUTY OF LOYALTY; NON-SOLICITATION; AND PROPRIETARY RIGHTS.

(a) CONFIDENTIALITY. Employee acknowledges that while employed by the Company Employee will occupy a position of trust and confidence. The Company has provided and shall continue to provide Employee with Confidential Information. Employee shall hold in a fiduciary capacity for benefit of the Company and its subsidiaries and affiliates, and shall not, except as may be required to perform Employee’s duties hereunder or as required by applicable law, without limitation in time, communicate, divulge, disseminate, disclose to others or otherwise use, whether directly or indirectly, any Confidential Information. “Confidential Information” shall mean information about the Company or any of its subsidiaries or affiliates, and their respective businesses, employees, consultants, contractors, suppliers, clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Employee in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, processes, methods, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale, information relating to accounting or tax strategies and data, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. For purposes of this Section 2(a), information shall not cease to be Confidential Information merely because it is embraced by general disclosures for financial reporting purposes or because individual features or combinations thereof are publicly available. Notwithstanding the foregoing provisions, if Employee is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, Employee shall promptly notify the Company in writing of any such requirement so that the Company may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. Employee shall reasonably cooperate with the Company to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time Employee is required to make the disclosure, or the Company waives compliance with the provisions hereof, Employee shall disclose only that portion of the confidential or proprietary information which he is advised by counsel that he is legally required to so disclose. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage.

Employee agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of Employee’s employment, all documents, computer tapes and disks, plans, initiatives, strategies, records, lists, data, drawings, prints, notes and written information (and all copies thereof) created by or on behalf of the Company or its subsidiaries or affiliates or prepared by Employee in the course of Employee’s employment by the Company and its subsidiaries or affiliates. As used in this Agreement, “subsidiaries” and “affiliates” shall mean any company controlled by, controlling or under common control with the Company.

(b) DUTY OF LOYALTY. In consideration of the Company’s promise to disclose, and disclosure of, its Confidential Information and other good and valuable consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged by Employee, Employee hereby agrees and covenants that: Until the longer of (i) the last day of the Term and (ii) a period which includes the last day of the month of the 18 month period following the Employee’s date of termination of employment for any reason, including the expiration of the Term (the “Restricted Period”), Employee shall not, directly or indirectly, engage in, assist or become associated with a Competitive Activity. For purposes of this Section 2(b): (i) a “Competitive Activity” means, at the time of Employee’s termination, any business or other endeavor in any jurisdiction of a kind being conducted by the Company or any of its subsidiaries or affiliates (or demonstrably anticipated by the Company or its subsidiaries or affiliates), including, without limitation, those that are engaged in the provision of any lodging or travel related services (including, without limitation, corporate travel services), in any jurisdiction as of the Effective Date or at any time thereafter (such affiliates including, without limitation, Hotels.com, Hotwire, Inc.); and (ii) Employee shall be considered to have become “associated with a Competitive Activity” if Employee becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, (i) Employee may make and retain investments during the Restricted Period, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded corporation engaged in a Competitive Activity if stock of such corporation is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation, (ii) Employee may serve as an employee or partner (or otherwise hold an ownership interest) in an investment firm that has an ownership interest in a partnership, corporation or other organization that is engaged in a Competitive Activity provided such ownership interest does not constitute greater than 20% of such investment firm’s total assets under management and Employee is not directly involved with the provision of direction or management of such entity; and (iii) Employee may serve as an employee of or partner (or otherwise hold an ownership interest) in a consultancy or investment bank engaged in providing advisory services to entities engaged in Competitive Activities provided that Employee is not directly involved in the provision of the advisory services to such entities.

(c) NON-SOLICITATION OF EMPLOYEES. Employee recognizes that he or she will possess Confidential Information about other employees, officers, directors, agents, consultants and independent contractors of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates. Employee recognizes that the information he or she will possess about these employees, officers, directors, agents, consultants and independent contractors is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Employee because of Employee’s business position with the Company. Employee agrees (i) that, during the Restricted Period, Employee will not, directly or indirectly, hire or solicit or recruit the employment or services of (i.e., whether as an employee, officer, director, agent, consultant or independent contractor), or encourage to change such person’s relationship with the Company or any of its subsidiaries or affiliates, any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates and (ii) that Employee will not convey any Confidential Information or trade secrets about any employees, officers, directors, agents, consultants and independent contractors of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Employee’s duties hereunder.

(d) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, PARTNERS. During the Restricted Period, Employee shall not, without the prior written consent of the Company, directly or indirectly, solicit, attempt to do business with, or do business with any customers of, suppliers (including providers of travel inventory) to, business partners of or business affiliates of the Company or any of its subsidiaries or affiliates (collectively, “Trade Relationships”) on behalf of any entity engaged in a Competitive Activity, or encourage (regardless of who initiates the contact) any Trade Relationship to use the services of any competitor of the Company or its subsidiaries or affiliates, or encourage any Trade Relationship to change its relationship with the Company or its subsidiaries or affiliates.

(e) PROPRIETARY RIGHTS; ASSIGNMENT. All Employee Developments shall be made for hire by the Employee for the Company or any of its subsidiaries or affiliates. “Employee Developments” means any, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship that (i) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to the Employee or work performed by the Employee for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours. All Confidential Information and all Employee Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates. The Employee shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term. To the extent the Employee may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, the Employee hereby assigns to the Company all such proprietary rights. The Employee shall, both during and after the Term, upon the Company’s request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company’s rights in Confidential Information and Employee Developments.

(f) COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term, Employee shall adhere to the policies and standards of professionalism set forth in the Company’s Policies and Procedures as they may exist from time to time.

(g) REMEDIES FOR BREACH. Employee expressly agrees and understands that Employee will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have 30 days from receipt of Employee’s notice to cure any such breach.

Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee’s violation of any provision of this Section 2 the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Section 2 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.

(h) SURVIVAL OF PROVISIONS. The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of the Term and/or Employee’s employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3. TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. All Stock Option Agreements and Restricted Stock Unit Agreements between Employee and the Company survive and are hereby incorporated by reference into this Agreement.

4. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder, provided that, in the event of a transfer of Employee to any entity affiliated with the Company and/or the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the “Company” shall refer to such successor.

5. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6. HEADING REFERENCES. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to “this Agreement” or the use of the term “hereof” shall refer to these Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect, or extended beyond expiration of the Term (regardless of continued employment), except by a writing executed by each party hereto. Notwithstanding anything to the contrary herein, neither the assignment of Employee to a different Reporting Officer due to a reorganization or an internal restructuring of the Company or its affiliated companies nor a change in the title of the Reporting Officer shall constitute a modification or a breach of this Agreement.

8. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for acts and omissions in Employee’s capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law, as set forth in the Certificate of Incorporation and Bylaws of Expedia, Inc. (Delaware).

10. ACKNOWLEDGEMENT. Employee acknowledges and agrees that neither the execution of this Agreement, nor the reduction of his duties (including any change in the reporting structure of Employee) or any reduction of his Base Salary constitute a breach of the Prior Agreement or give Employee the right to resign from his employment for “Good Reason” (as defined in the Prior Agreement) and receive any benefits payable thereon.

ACKNOWLEDGED AND AGREED AS OF THE EFFECTIVE DATE:

EXPEDIA, INC.

/s/ Bob Dzielak
By: Bob Dzielak
Title: SVP/Legal

Dated: March 30, 2012

/s/ Dhiren R. Fonseca
Dhiren R. Fonseca

Dated: March 30, 2012

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